EXHIBIT A

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Units of TXO Partners, L.P., dated as of February 13, 2024, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

GLOBAL ENDOWMENT MANAGEMENT, LP

	By:	/s/ Stephanie S. Lynch
Stephanie S. Lynch
Managing Partner

STEPHANIE S. LYNCH

	By:	/s/ Stephanie S. Lynch

February 13, 2024